Exhibit 10.2
AMENDMENT #1
TO THE MASTER LICENSE AGREEMENT

This Amendment # 1 (“Amendment 1”) is effective as of March 24, 2026 (“Amendment 1 Date”) and modifies the Master License Agreement by and between Schrödinger, Inc, (“Schrödinger”) and The Trustees of Columbia University in the City of New York (“Columbia”) dated September 11, 2024 (the “MLA”).

WHEREAS, the parties hereto entered into a certain agreement dated June 6, 2003 (as thereafter amended and modified, the “SKA Agreement”);

WHEREAS, the parties subsequently entered into the MLA, which, among other things, amended and restated in its entirety the SKA Agreement as referenced in License Schedule #5;

WHEREAS, the parties now wish to amend, modify and supplement the MLA; and

WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the MLA.

NOW THEREFORE, in consideration of the terms and conditions set forth herein the parties agree to amend the MLA as follows:

1.The parties acknowledge and agree that (a) Schrödinger’s perpetual license to Columbia’s SKA Code, Troll C++ Class Library and the Columbia Improvements (as such terms are defined in License Schedule # 5 of the MLA and collectively, the “Relevant Code”) was paid in full in approximately 2003 in the amount of twenty thousand dollars ($20,000) under the terms of the SKA Agreement and (b) no further fees are due and owing by Schrödinger in connection with such license.

2.In view of the acknowledgements in Section 1 of this Amendment 1, the parties further acknowledge that the parties did not intend to subject the Relevant Code to any fees, royalties or other payments under the MLA.

3.The parties hereby agree that the modifications and clarifications set forth in Sections 1 and 2 of this Amendment 1 shall apply mutatis mutandis to the MLA including License Schedule #5.

4.Except as expressly amended as set forth herein, all other terms of the MLA shall remain in full force and effect.

5.This Amendment 1 constitutes the sole and complete understanding of the parties with respect to its subject matter and supersedes all prior or contemporaneous communications between the parties concerning such subject matter.

6.This Amendment 1 may be executed in counterparts, each of which will constitute an original, but which collectively will form one and the same instrument.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment 1 to be executed as of the Amendment 1 Date.

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SCHRÖDINGER, LLC    THE TRUSTEES OF COLUMBIA UNIVERSITY IN By its sole member SCHRÖDINGER, INC.    THE CITY OF NEW YORK

By: /s/ Yvonne Tran        By: /s/ Scott Hamilton
Name: Yvonne Tran        Name: Scott G. Hamilton
Title: Chief Legal Officer        Title: Senior Director, CTV